Exhibit 99.1


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            SHAREOWNERS OF AIRGATE PCS, INC. APPROVE RECAPITALIZATION
                AND THE COMPANY ACCEPTS ALL 99.4% OF OUTSTANDING
                 DISCOUNT NOTES TENDERED IN THE EXCHANGE OFFERS

ATLANTA (February 12, 2004) - AirGate PCS, Inc. (OTCBB:PCSA.OB), a PCS Affiliate of Sprint, today announced that, at a special meeting of AirGate shareowners held this morning, AirGate's shareowners approved the issuance of the shares of AirGate's common stock in AirGate's previously-announced exchange offers and implementation of a 1 for 5 reverse split of its common stock, each of which is a condition to completion of the exchange offers. The exchange offers and reverse stock split are part of AirGate's previously-announced recapitalization plan, which includes AirGate's offer to exchange all of its outstanding 13.5% Senior Subordinated Discount Notes due 2009 for up to 56% of AirGate's outstanding common stock and $160 million in aggregate principal amount of new 9 3/8% Senior Subordinated Secured Notes due 2009.

AirGate also announced today that it has accepted for exchange all of its outstanding discount notes that were validly tendered and not withdrawn prior to the expiration of the exchange offers and related consent solicitations at 9:30 a.m., New York City time, today. As of that time, AirGate had received tenders and consents from holders representing more than 99% of the outstanding discount notes. The settlement of the exchange offers is expected to occur on February 20, 2004.

AirGate expects to effect the reverse stock split on Friday, February 13, 2004 and anticipates trading on a post-split basis to commence on February 17, 2004. As a result of the reverse stock split, AirGate shareowners will receive one share of common stock, and cash resulting from the elimination of any fractional shares, in exchange for each five shares of common stock currently outstanding. Information with instructions for redeeming stock certificates and receiving payment for fractional shares will be sent to AirGate shareowners.

At the special meeting, AirGate's shareowners also approved an increase in the number of shares of common stock reserved and available for issuance under AirGate's long term incentive plan, an amendment to AirGate's long term incentive plan and the issuance of restricted stock units and stock options to certain of AirGate's executives, none of which was a condition to completion of the exchange offers.

About AirGate PCS

AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.2 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

                                      # # #

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Factors that could cause actual results to differ include: our ability to consummate the restructuring; the impact of a prepackaged or other plan of reorganization for AirGate; our dependence on the success of Sprint's wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to continue to experience a high rate of customer turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other Sprint network partners and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the SEC, especially in the "risk factors" section of AirGate PCS' Form 10-K for the fiscal year ended September 30, 2003 and Registration Statement on Form S-4 relating to the public exchange offer, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.